Exhibit 10.30

FIRST AMENDMENT TO THE

AMENDED AND RESTATED ADVISORY AGREEMENT

This Amendment (this “Amendment”) to the Amended and Restated Advisory Agreement among CC Advisors III, LLC, a Delaware limited liability company (the “Advisor”), Cottonwood Communities, Inc., a Maryland corporation (the “Company”) and Cottonwood Residential O.P., LP, a Delaware limited partnership (“CROP”) dated May 7, 2023 (the “Advisory Agreement”) is entered as of September 18, 2023. Capitalized terms used herein but not defined shall have the meaning set forth in the Advisory Agreement.

WHEREAS, upon the terms set forth in this Amendment, the Company, CROP and the Advisor have agreed to amend certain terms related to the calculation of the Management Fee payable to the Advisor by CROP such that the value of any preferred securities convertible into common equity of the Company shall be included in the determination of the fee;

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, CROP and the Advisor agree to amend the Advisory Agreement as follows:

1. Definitions.

The definitions of “NAV” and “Valuation Guidelines” in Section 1 of the Advisory Agreement are hereby amended and restated in their respective entirety as follows:

“NAV” shall mean the net asset value attributable to the Participating Partnership Units of the Operating Partnership, calculated pursuant to the Valuation Guidelines.

“Valuation Guidelines” shall mean the valuation guidelines adopted by the Board, as amended from time, that contain a comprehensive set of methodologies to be used in connection with the calculation of a net asset value of the REIT common stock for the purpose of establishing a purchase and redemption price for the REIT common stock.

The definitions for “Adjusted NAV,” “Participating Partnership Units,” and “Preferred Units” are hereby added to Section 1 of the Advisory Agreement as follows:

“Adjusted NAV” shall mean the NAV, plus the value attributable to any series of Preferred Units that mirror a series of preferred stock of the Company that is convertible into common equity.

“Participating Partnership Units” shall have the meaning as set forth in the Operating Partnership Agreement.

“Preferred Units” shall have the meaning as set forth in the Operating Partnership Agreement.

2. Management Fees. Section 8.1 of the Advisory Agreement is hereby amended and restated in its entirety as follows:

8.1. Management Fees. The Operating Partnership will pay the Advisor a monthly management fee (the “Management Fee”) equal to 0.0625% of GAV (subject to a cap of 0.125% of Adjusted NAV), before giving effect to any accruals (related to the month for which the Management Fee is being calculated) for the Management Fee, the Distribution Fee, the Performance Allocation (as defined in the Operating Partnership Agreement) or any distributions. The Advisor shall receive the Management Fee as compensation for services rendered hereunder. If the REIT owns assets other than through the Operating Partnership, the REIT will pay a corresponding fee.

3. As amended hereby, the Advisory Agreement shall continue in full force and effect.

4. The terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties.

5. This Amendment may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

[Signatures on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

REIT:

COTTONWOOD COMMUNITIES, INC., a Maryland corporation

By:	/s/ Gregg Christensen
Gregg Christensen, Chief Legal Officer

OPERATING PARTNERSHIP:

COTTONWOOD RESIDENTIAL O.P., LP, a Delaware limited partnership

By:	Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company, its general partner

By:	Cottonwood Communities, Inc.,
a Maryland corporation, its sole member

	By:	/s/ Gregg Christensen
Gregg Christensen, Chief Legal Officer

CC ADVISORS III:

CC ADVISORS III, LLC, a Delaware limited liability company

By:	Cottonwood Communities Advisors, LLC, a
Delaware limited liability, its sole member

	By:	/s/ Gregg Christensen
Gregg Christensen, Chief Legal Officer